Exhibit 99.1

Latitude 360 (LATX) Announces Solid Sales Growth in First Two Months of 2015 Amid Expansion Plans

JACKSONVILLE, Fla., Mar. 6, 2015 /PRNewswire/ --Latitude 360 (LATX), an upscale casual-dining restaurant with a large number of state-of-the-art entertainment rooms and experiences, today reported sales numbers for the first two months of 2015 that reflect the company's dedication over the last several months. One primary indicator of the company's continued positive momentum is a 19.3% increase in gross sales over the comparable period in 2014, a figure that has increased in each of the last three quarters. Same store year over year sales have risen significantly as well, but perhaps more significantly group sales have increased by more than 30% in the first two months of 2015.

The company believes that brand loyalty has also grown considerably over the last year, with total sales of the company's 360 club membership program (which offers perks like points, 360 comedy club tickets, a personal concierge, and a valet) increasing to over 3,500 memberships sold. Membership sales have also outperformed the company’s expectations, increasing in tandem with overall company growth.

As customer satisfaction, sales figures, and loyalty continue to grow, Latitude 360 is in the process of building several new locations. Latitude 360 projects 400% store growth through 2017. The company has new locations opening soon in New York, Massachusetts and Minnesota. Each of these dining and entertainment venues is projected to be over 80,000 square feet, a perfect accommodation for Latitude 360's many entertainment attractions like their comedy club, cigar lounge, and movie theater.

ABOUT LATITUDE 360 (www.Latitude360.com)

An award-winning pioneer of combining premier upscale casual dining with state-of-the-art entertainment in its unique venues. The Company develops, constructs and operates cutting-edge Latitude 360 locations (from 35,000-85,000 sq. ft.) that appeal to a broad base of consumers and corporate clients. Its three current award-winning locations are based in Jacksonville, FL, Pittsburgh, PA and Indianapolis, IN, with three more locations opening in the next several months in large markets like New York and Massachusetts.

Latitude 360's unique “360 EXPERIENCE” fuses the magic of exceptional food and beverage with multiple entertainment options in upscale, contemporary-designed venues. At Latitude 360, visitors can enjoy the entertainment as their appetizer or dessert! The wide array of entertainment options include:

·The 360 Grille & Bar – A casual yet contemporary American restaurant.

·The Lanes – Luxury bowling lanes with leather couches and cutting-edge audio/visual systems on every lane, creating an upscale, lounge-like atmosphere.

·The Cinegrille – A dine-in movie theater featuring home theater-style seating.

·Game Room – The latest offering in hi-tech electronic video, redemption games and prizes.

·Latitude LIVE – A live performance theater with a full-stage, high-end theatrical sound and lighting systems and seating for 170-300+ guests. Features live comedy on Friday and Saturday.

·HD Sports Theater – A sports theater with multiple HD screens, similar to sports books in Vegas.

·The AXIS Bar & Stage – A unique bar, dance floor and stage with weekend performances by the hottest DJs and regional bands.

·Latitude LIT Cigar Lounge –comfortable leather furniture, cocktail-style seating and HD TVs playing your favorite sporting events. Amber cocktails and, of course, the finest cigars are also available.

For information about the Latitude 360 Blue Membership and Black Membership programs, visit the “360 CLUB” section of the Company’s website at http://latitude360.com/rewards/

Forward-Looking Statements

This news announcement contains certain “forward-looking statements.” Such statements include those related to the company’s expectations about future expansion plans and growth and future financial performance, and are not historical facts. Forward-looking statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such statements are not guarantees of future performance, are based on certain assumptions, and are also subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company. Actual results may differ materially from the expectations contained in forward-looking statements. The company does not undertake any obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Press Contact:
5W Public Relations
Ronn Torossian | ronn@5wpr.com | 212-999-5585

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